Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Prospectus constituting part of this Registration Statement on Post-Effective Amendment No. 8 to Form S-1 of our report dated April 5, 2007 on the statement of financial condition of Preferred Investment Solutions Corp. as of December 31, 2006, which appear in such Prospectus. We also consent to the statements with respect to us as appearing under the heading “Experts” in the Prospectus.

/s/ ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.

Hunt Valley, Maryland

April 23, 2007